EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-01619) of our report dated April 7, 1995, which includes an explanatory paragraph concerning the company's ability to continue as a going concern, of our audits of the consolidated financial statements of Chiat/Day Holdings, Inc. for the years ended October 31, 1994.



                                                 Coopers & Lybrand LLP


Sherman Oaks, California
April 17, 1996